                                                                     Exhibit 4.1
                                                                     -----------









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                             SHAREHOLDER'S AGREEMENT


                                     Between


                              RAKEPOLL FINANCE N.V.


                                       and


                                  GENSIA, INC.


                          Dated as of November 12, 1996




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                                       1


                               TABLE OF CONTENTS
                                                                          Page
                                   ARTICLE I

                                  DEFINITIONS..............................  4

         SECTION 1.1.     Definitions......................................  4

                                  ARTICLE II

                             ANTI-DILUTION RIGHTS..........................  7

         SECTION 2.1.     Anti-Dilution Rights of Rakepoll.................  7

                                  ARTICLE III

                           PURCHASE OF COMMON STOCK........................  8

         SECTION 3.1.     Purchase of Common Stock by Rakepoll.............  8

                                  ARTICLE IV

                             CORPORATE GOVERNANCE..........................  8

         SECTION 4.1.     Composition of the Board of Directors............  8
         SECTION 4.2.     Solicitation and Voting of Shares................ 10
         SECTION 4.3.     Management of the Company........................ 11
         SECTION 4.4.     Approval of Investor Directors Required
                                  for Certain Actions.....................  11
         SECTION 4.5.     Certificate of Incorporation and By-Laws........  12
         SECTION 4.6.     Funding Plan....................................  12
         SECTION 4.7.     Issuance of Equity Securities During
                                  Standstill Period.......................  12
         SECTION 4.8.     Management of the Subsidiaries..................  12
         SECTION 4.9.     Failure to Comply with this Article IV..........  13

                                   ARTICLE V

                           TRANSFER OF COMMON STOCK.......................  13

         SECTION 5.1.     Transfer of Common Stock........................  13

                                  ARTICLE VI

                              REGISTRATION RIGHTS.........................  14

         SECTION 6.1.     Request for Registration........................  14
         SECTION 6.2.     Incidental Registration.........................  16
         SECTION 6.3.     Registration on Form S-3........................  17
         SECTION 6.4.     Obligations of the Company......................  18
         SECTION 6.5.     Furnish Information.............................  22
         SECTION 6.6.     Expenses of Registration........................  22
         SECTION 6.7.     Underwriting Requirements.......................  23
         SECTION 6.8.     Rule 144 and Rule 144A Information..............  23

         SECTION 6.9.     Delay of Registration...........................  23
         SECTION 6.10.    Indemnification.................................  23
         SECTION 6.11.    Lock-up in connection with a Registration
                                  of Securities...........................  26
         SECTION 6.12.    Transfer of Registration Rights.................  27
         SECTION 6.13.    Selection of Counsel............................  27

                                  ARTICLE VII

                        REPRESENTATIONS AND WARRANTIES....................  27

         SECTION 7.1.     Representations of the Company..................  27
         SECTION 7.2.     Representations of Rakepoll.....................  28

                                 ARTICLE VIII

                                 MISCELLANEOUS............................  29

         SECTION 8.1.     Notices.........................................  29
         SECTION 8.2.     Amendments; No Waivers..........................  30
         SECTION 8.3.     Severability....................................  30
         SECTION 8.4.     Entire Agreement; Assignment....................  31
         SECTION 8.5.     Parties in Interest.............................  31
         SECTION 8.6.     Specific Performance............................  31
         SECTION 8.7.     Governing Law; Consent to Jurisdiction..........  31
         SECTION 8.8.     Headings........................................  32
         SECTION 8.9.     Counterparts....................................  32
         SECTION 8.10.    Effectiveness; Termination......................  32
         SECTION 8.11.    Waiver of Jury Trial............................  32


SCHEDULES
---------

Schedule 2.1        -    Securities Outstanding on Closing Date
Schedule 4.1(b)     -    Directors to Resign


EXHIBITS
--------

Exhibit A           -    Composition of the Board of Directors
Exhibit B           -    Form of Amended and Restated Certificate of
                           Incorporation
Exhibit C           -    Form of Amended By-Laws
Exhibit D           -    Composition of Boards of Directors and Senior
                           Management of Subsidiaries

          SHAREHOLDER'S AGREEMENT, dated as of November 12, 1996, between Rakepoll Finance N.V., a corporation organized under the laws of the Netherlands Antilles ("Rakepoll"), and Gensia, Inc., a corporation organized under the laws of the state of Delaware (the "Company").

                              W I T N E S S E T H

          WHEREAS, concurrently herewith, Rakepoll and the Company are entering into a Stock Exchange Agreement of even date herewith (the "Stock Exchange Agreement"); and

          WHEREAS, the Boards of Directors of Rakepoll and the Company have each determined to engage in the transactions contemplated by the Stock Exchange Agreement, pursuant to which the Company will purchase from the stock of Rakepoll Holding B.V. a corporation organized under the laws of the Netherlands in consideration for shares of Common Stock and certain additional consideration (as defined herein); and

          WHEREAS, Rakepoll and the Company desire to establish in this Agreement certain terms and conditions concerning the corporate governance of the Company after the Closing Date (as defined in the Stock Exchange Agreement) and certain terms and conditions concerning the acquisition and disposition of securities of the Company by Rakepoll and its Affiliates.

          NOW, THEREFORE, in consideration of the foregoing and the mutual promises and agreements contained herein, Rakepoll and the Company hereby agree as follows:


                                   ARTICLE I

                                  DEFINITIONS

          SECTION 1.1.  Definitions.  As used in this
Agreement, the following terms have the following meanings:

          (a) "Affiliate" has the same meaning as in Rule 12b-2 promulgated under the Exchange Act.

          (b) "Associate" has the same meaning as in Rule 12b-2 promulgated under the Exchange Act.

          (c) "Beneficial owner" and to "beneficially own" has the same meaning as in Rule 13d-3 promulgated under the Exchange Act.

          (d) "Board of Directors" means the Board of Directors of the Company.

          (e) "Common Stock" means the common stock, par value $.01 per share, of the Company.

          (f)  "Director" means a member of the Board of Directors.

          (g) "Equity Security" means any (i) Common Stock, (ii) securities of the Company convertible into or exchangeable for Common Stock, and

     (iii) options, rights, warrants and similar securities issued by the Company to acquire Common Stock.

          (h) "Exchange Act" means the United States Securities Exchange Act of 1934, and the rules and regulations promulgated thereunder, as amended.

          (i) "Exon-Florio" means Section 5021 of the United States Omnibus Trade and Competitiveness Act of 1988, as amended, and the rules and regulations thereunder.

          (j) "Fair Market Value" means: (i) in the case of a security, the average of the closing sale prices during the thirty day period immediately preceding the date in question of such security on the Composite Tape of the New York Stock Exchange ("NYSE") or, if such security is not quoted on the Composite Tape, on the NYSE or, if such security is not listed on the NYSE, on the principal United States securities exchange registered under the Exchange Act on which such security is listed or, if such Security is not listed on any such exchange, the average of the closing sale prices or the average of the closing bid and the asking quotations of such security during the thirty day period preceding the date of determination on the Nasdaq National Market or any system then in use or, if no such quotations are available, the fair market value on the date in question of such security as determined by a majority of Independent Directors in good faith; and (ii) in the case of property other than cash or a security, the fair market value of such property on the date in question as determined by a majority of Independent Directors in good faith.

          (k)  "Holder" shall mean any holder of Registrable Securities.

          (l) "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder.

          (m) "Independent Director" means a director of the Company (i) who is not and has never been an officer or employee of the Company, any Affiliate or Associate of the Company or an entity that derived 10% or more of its revenues or earnings in its most recent fiscal year from transactions involving the Company or any Affiliate or Associate of the Company, (ii) who is not and has never been an officer, employee or director of Rakepoll any Affiliate or Associate of Rakepoll or an entity that derived more than 10% of its revenues or earnings in its most recent fiscal year from transactions involving Rakepoll or any Affiliate or Associate of Rakepoll,
     (iii) who is not and has never been a professional advisor, including without limitation, attorneys, accountants and financial advisors, to any of the Company, Rakepoll or any Affiliate or Associate of either of them, and (iv) who was on the Closing Date deemed to be, or on or after the Closing Date was designated as, an Independent Director in accordance with
     Section 4.1.

          (n) "Investor Directors" means Directors who are designated for such position by Rakepoll in accordance with Section 4.1.

          (o) "Lock-up Period" means the period of time commencing at the Closing Date and terminating on the date which is 12 months after the Closing Date.

          (p) "Management Directors" means, at the Closing Date, Directors who were deemed to be Management Directors in accordance with Section 4.1(b) and, after the Closing Date, Directors who are designated for such position in accordance with Section 4.1.

          (q) "Preferred Stock" means the Company's $3.75 Convertible Exchangeable Preferred Stock.

          (r) "Rakepoll's Initial Interest" means the number of shares of outstanding Common Stock that is controlled directly or indirectly by Rakepoll and the Rakepoll Affiliates immediately upon consummation of the transactions contemplated by the Stock Exchange Agreement.

          (s) "Rakepoll's Interest" means, at any time, the number of shares of outstanding Common Stock that is controlled directly or indirectly by Rakepoll and the Rakepoll Affiliates.

          (t) "Rakepoll's Initial Percentage Interest" means the percentage of outstanding Common Stock that is controlled directly or indirectly by Rakepoll and the Rakepoll Affiliates immediately upon consummation of the transactions contemplated by the Stock Exchange Agreement.

          (u) "Rakepoll's Percentage Interest" means, at any time, the percentage of outstanding Common Stock that is controlled directly or indirectly by Rakepoll and the Rakepoll Affiliates.

          (v) "Register," "registered" and "registration" shall refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act and the declaration or ordering of effectiveness of such registration statement or document.

          (w) "Registrable Securities" shall mean (i) any Equity Security held by Rakepoll that was issued to Rakepoll by the Company pursuant to, or otherwise acquired by Rakepoll in accordance with, the terms of this Agreement or the Stock Exchange Agreement, (ii) any common stock issued as (or issuable upon the conversion or exercise of any warrant, right, option or other convertible security which is issued as) a dividend or other distribution with respect to, or in exchange for, or in replacement of, such Equity Security, and (iii) any common stock issued by way of a stock split of the Equity Security referred to in clauses (i) or (ii) above. For purposes of this Agreement, any Registrable Securities shall cease to be Registrable Securities when (A) a registration statement covering such Registrable Securities has been declared effective and such Registrable Securities have been disposed of pursuant to such effective registration statement, (B) such Registrable Securities shall have been distributed pursuant to Rule 144 (or any similar provision then in effect) under the Securities Act, (C) such Registrable Securities are sold by a person in a transaction in which the rights under the provisions of this Agreement are not assigned, or (D) such Registrable Securities shall cease to be outstanding.

          (x) "Registration Expenses" shall mean any and all expenses incident to performance of or compliance with this Agreement, including, without limitation, (i) all SEC and securities exchange or National Association of Securities Dealers, Inc. registration and filing fees, (ii) all fees and expenses of complying with securities or blue sky laws

     (including fees and disbursements of counsel for the underwriters in connection with blue sky qualifications of the Registrable Securities),
     (iii) all printing, messenger and delivery expenses, (iv) all fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange pursuant to Section 6.4(h), (v) the fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of any special audits and/or "cold comfort" letters required by or incident to such performance and compliance, (vi) the reasonable fees and disbursements of one counsel, other than the Company's counsel, selected by the Holders of a majority of the Registrable Securities being registered to represent all Holders of the Registrable Securities being registered in connection with each such registration (it being understood that any Holder may, at its own expense, retain separate counsel to represent it in connection with such registration), and (vii) any fees and disbursements of underwriters customarily paid by the issuers or sellers of securities, and the reasonable fees and expenses of any special experts retained in connection with the requested registration, but excluding underwriting discounts and commissions and transfer taxes, if any.

          (y)  "SEC" means the United States Securities and Exchange
     Commission.

          (z) "Securities Act" means the United States Securities Act of 1933, and the rules and regulations promulgated thereunder, as amended.

          (aa) "Standstill Period" means the period of time commencing at the Closing Date and terminating on the date which is 12 months after the Closing Date.

          (ab) "Subsidiary" has the same meaning as in Rule 12b-2 promulgated under the Exchange Act.

          (ac) A "Substantial Part" of the Company means more than 33 1/3% of the Fair Market Value of the total assets of the Company and its Subsidiaries as of the end of its most recent fiscal quarter ending prior to the time the determination is made.


                                  ARTICLE II

                             ANTI-DILUTION RIGHTS

          SECTION 2.1. Anti-Dilution Rights of Rakepoll. Subject to Section 3.1 of this Agreement, if at any time the Board of Directors shall authorize the issuance of Equity Securities (other than the issuance of securities to officers, employees or directors of the Company or its Subsidiaries pursuant to any employee compensation or benefit plan approved by the Board of Directors or pursuant to the terms of securities outstanding on the Closing Date, as set forth on Schedule 2.1 hereto), then Rakepoll shall have the right to acquire, in the open market, as permitted by applicable law, up to that number of shares of Common Stock so that Rakepoll's Percentage Interest after such issuance of Equity Securities is equal to, but not greater than, Rakepoll's Initial Percentage Interest.

                                  ARTICLE III

                           PURCHASE OF COMMON STOCK

          SECTION 3.1. Purchase of Common Stock by Rakepoll. (a) During the Standstill Period, Rakepoll and the Rakepoll Affiliates shall not directly or indirectly purchase or otherwise acquire, or propose or offer to purchase or otherwise acquire, any Common Stock or other securities of the Company, whether by tender offer, market purchase, privately negotiated purchase, business combination or otherwise, except (i) with the consent of a majority of the Independent Directors or (ii) as set forth in subsection (b) below.

          (b) The prohibitions contained in Section 3.1(a) shall not apply (i) in the event of any issuance by the Company of any Equity Securities not contemplated by the business plan previously agreed to by the parties hereto (the "Business Plan"), or (ii) following (X) the commencement by any third party of (1) a bona fide tender or exchange offer to purchase in excess of 20% of the outstanding shares of Common Stock that the Board of Directors either recommends acceptance of, expresses no opinion and remains neutral toward or is unable to take a position with respect to, (2) a bona fide proposal to acquire all or substantially all of the assets of the Company that the Board of Directors is actively entertaining and the consummation of which would require approval by the Stockholders of the Company pursuant to Delaware law or (3) a bona fide proposal to enter into any other similar business combination transaction with the Company that the Board of Directors is actively entertaining, in the case of each of clauses (1)-(3), which shall not have been approved in advance by the Company or the Board of Directors, or (Y) the Company entering into (or announcing its intention to do so) a definitive agreement, or an agreement contemplating a definitive agreement, for any of the transactions described in clauses (1)-(3) above.


                                  ARTICLE IV

                             CORPORATE GOVERNANCE

          SECTION 4.1. Composition of the Board of Directors. (a) Except as otherwise provided herein, the Board of Directors shall consist of ten Directors (of whom at least two shall be independent directors as required by the rules of the Nasdaq National Market System and who shall be deemed to be Independent Directors hereunder).

          (b) Effective as of the Closing Date, the Company shall cause those of the current Directors set forth in Schedule 4.1(b) to resign from the Board of Directors. The Company will cause the Board of Directors to take all necessary action so that at the Closing Date, the Board of Directors shall consist of (i) two Directors who are executive officers of the Company (not affiliated with Rakepoll), who shall be Management Directors hereunder; (ii) three Investor Directors designated by Rakepoll and (iii) five Independent Directors designated jointly by the Management Directors and Investor Directors; provided, however, that in the event that on or prior to the Closing Date the holders of the Preferred Stock of the Company (other than Rakepoll and its Affiliates) become entitled to appoint 2 directors (the "Preferred Directors") to the Board of Directors in accordance with the terms of the Preferred Stock, then (x) the Board of Directors shall be increased from 10 to 12 Directors and (y) Rakepoll shall thereafter be entitled to designate an additional Investor Director and one Independent Director shall resign so that up to 4 of the 12 Directors will be Investor Directors. The names of the members of the Board of Directors at the Closing Date shall be as set forth in Part 1 of Exhibit A hereto. After the Closing, the composition of the Board of Directors shall be determined in compliance with Section 4.1(c). Management Directors, Investor Directors and Independent Directors shall be apportioned, to the extent possible, equally among the three classes of Directors.

          (c) At all times during the term of this Agreement that Rakepoll's Interest is:

               (i) 50% or above of Rakepoll's Initial Interest, Rakepoll shall have the right to designate for nomination and approval three Investor Directors; the Management Directors shall have the right to designate for nomination and approval two Management Directors; and the five Independent Directors shall be designated for nomination and approval jointly by the Management Directors and the Investor Directors;

              (ii) 25% or above but less than 50% of Rakepoll's Initial Interest, Rakepoll shall have the right to designate for nomination and approval two Investor Directors; and there shall be four Independent Directors who shall be designated for nomination and approval jointly by the Management Directors and the Investor Directors;

             (iii) 10% or above but less than 25% of Rakepoll's Initial Interest, Rakepoll shall have the right to designate for nomination and approval one Investor Director; and there shall be three Independent Directors who shall be designated for nomination and approval jointly by the Management Director and the Investor Director; and

              (iv) below 10% of Rakepoll's Initial Interest, Vermouth shall have no right to designate any Investor Directors or Independent Directors, and the Management Directors shall have no right to designate any Management Directors or Independent Directors;

in each case as set forth in Part 2 of Exhibit A hereto. Either (A) at any time prior to the Closing or (B) after the Closing, if the Investor Directors have voted for the payment of the dividend owed on the Preferred Stock, in the event that the holders of the Preferred Stock become entitled to appoint the Preferred Directors, for so long as such holders are entitled to appoint the Preferred Directors, the composition of the Board of Directors in the case of each of
(i)-(iv) above shall be as set forth in Part 3 of Exhibit A hereto.

If at any time the Rakepoll Interest should be reduced with the result that, in accordance with paragraphs (i) through (iv) above, the number of directors which Rakepoll is entitled to designate is reduced, then such entitlement reduction shall extinguish any right Rakepoll may have hereunder to designate a greater number of directors, notwithstanding any increase in the Rakepoll Interest which may occur after such entitlement reduction.

Vacancies on the Board of Directors which result from a reduction in Rakepoll's and the Management Directors' entitlement to designate directors in accordance with the foregoing shall be filled by election by the stockholders at large of the Company, in accordance with applicable law, the Company's Certificate of Incorporation and its Bylaws.

          (d) If at any time the number of Investor Directors or Management Directors on the Board of Directors exceeds the number of such Directors that Rakepoll or the Management Directors, as the case may be, has the right to designate in accordance with this Section 4.1, then Rakepoll or the Management Directors, as appropriate, shall promptly cause to resign, and take all other action reasonably necessary to cause the prompt removal of, such number of Investor Directors or Management Directors, as appropriate, necessary to cause the composition of the Board of Directors to conform to the provisions of
Section 4.1(c). In the event that additional Investor Directors or Management Directors are required to be designated so that the composition of the Board of Directors conforms hereto, then the Investor Directors or the Management Directors, as appropriate, shall designate replacement directors in accordance with Section 4.1(c).

          (e) Subject to Section 4.1(d), Rakepoll and the Management Directors, respectively, shall have the right to designate any replacement for any Investor Director or Management Director, as applicable, designated in accordance with
Section 4.1 by Rakepoll or the Management Directors, respectively, at the termination of such director's term or upon death, resignation, retirement, disqualification, removal from office or other cause; provided, however, that if at any time there are no Management Directors remaining on the Board of Directors, then the Independent Directors shall designate a member of the senior management of the Company who is not an affiliate of Rakepoll (other than by virtue of being a senior manager of the Company) as a replacement(s) for such Management Director.

          (f) No individual who is an officer, director, partner or principal stockholder of any "competitor" of the Company or any of its Subsidiaries (other than Rakepoll, its Affiliates or officers, directors, partners or principal stockholders thereof) shall serve as a Director.

For purposes hereof, an entity shall be deemed to be a "competitor" of the Company if such entity (i) is engaged in the production of injectable generic pharmaceuticals or fine chemical finished products, or (ii) actually manufactures any product which is substantially similar in use or purpose to any product manufactured by the Company, in development by the Company, or in the funding plan agreed to by the parties hereto (the ("Funding Plan") for development by the Company or (iii) engaged in the field of oncology or (iv) is engaged in a business such that the reasonable inference is that such entity is engaged in substantially the same business as the Company.

          SECTION 4.2. Solicitation and Voting of Shares. (a) The Company shall use its best efforts to solicit from the stockholders of the Company eligible to vote for the election of Directors proxies in favor of the nominees designated in accordance with Section 4.1.

          (b) In any election of Directors or any meeting of the stockholders of the Company called expressly for the removal of Directors, Rakepoll and its Affiliates will vote all of their shares of Common Stock (i) in favor of any Director or nominee as provided in Section 4.1, (ii) in favor of the removal of any Director as provided in Section 4.1(d), and (iii) otherwise against the removal of any director designated under Section 4.1, provided that no director shall be required to breach his fiduciary duties as a result of this clause
(iii). In addition Rakepoll shall, and shall use its best efforts to cause its Affiliates to, take such actions as are necessary as stockholders of the Company to give effect to the provisions of this Agreement. Subject to Section 4.8, in all other matters submitted to a vote of the Company stockholders, Rakepoll and its Affiliates may vote any or all of their shares in their sole discretion.

          SECTION 4.3. Management of the Company. (a) At the Closing Date, (i) An Independent Director shall serve as the non-executive Chairman of the Board of Directors upon the mutual agreement of the Investor Directors and the Management Directors; (ii) David F. Hale shall serve as President and Chief Executive Officer of the Company; and (iii) Michael D. Cannon shall serve as Executive Vice President of the Company. Each of the Chairman of the Board, David F. Hale and Michael D. Cannon shall serve in accordance with the Certificate of Incorporation and By-laws of the Company.

          (b) All necessary action to give effect to Section 4.3(a), including the resignation of David F. Hale as Chairman of the Board of Directors effective as of the Closing, shall be taken, or caused to be taken, by the Company.

          (c) At the Closing Date, an Executive Operating Committee, which shall be a management committee and not a committee of the Board of Directors, shall be established, consisting of Carlo Salvi, the President and Chief Executive Officer, the President of Gensia Laboratories, Inc. and the Executive Vice President. Carlo Salvi shall serve as Chairman of the Executive Operating Committee.

          SECTION 4.4. Approval of Investor Directors Required for Certain Actions. At all such times that Rakepoll's Interest is greater than or equal to 50% of Rakepoll's Initial Interest, the approval of the Investor Directors shall be required for the Board of Directors to approve and authorize any of the following:

          (a) the entry by the Company or any of its Subsidiaries into any merger or consolidation, or the acquisition by the Company or any of its Subsidiaries of any business or assets that would constitute a Substantial Part of the business or assets of the Company, whether such acquisition be by merger or consolidation or the purchase or sale of stock or assets or otherwise;

          (b) the sale, lease, pledge, grant of security interest in, license, transfer or other disposal by the Company or any of its Subsidiaries of all or substantially all of the business or assets of the Company;

          (c) the dissolution of the Company; the adoption of a plan of liquidation of the Company; any action by the Company or any Significant Subsidiary (as such term is defined in Rule 12b-2 promulgated under the Exchange Act) thereof to commence any suit, case, proceeding or other action (A) under any existing or future law of any jurisdiction relating to bankruptcy, insolvency, reorganization or relief of debtors seeking to have an order for relief entered with respect to the Company or any Significant Subsidiary thereof, or seeking to adjudicate the Company or any Significant Subsidiary thereof a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to the Company or any Significant Subsidiary thereof, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for the Company or any Significant Subsidiary thereof, or for all or any Substantial Part of the assets of the Company or any Significant Subsidiary thereof, or making a general assignment for the benefit of the creditors of the Company or any Significant Subsidiary thereof;

          (d)  the payment of any extraordinary dividend by the Company;

          (e) the issuance of debt securities by the Company such that the principal amount of such debt securities outstanding subsequent to such issuance is equal to or greater than one hundred and ten percent (110%) of the aggregate principal amount of debt securities contemplated to be outstanding at such time under the Business Plan;

          (f) the issuance of Equity Securities by the Company such that the number of shares of such Equity Securities outstanding subsequent to such issuance is equal to or greater than one hundred and ten percent (110%) of the aggregate number of Equity Securities contemplated to be outstanding at such time under the Business Plan; and

          (g) the issuance of any debt or equity securities or other capital stock of any of its Subsidiaries, except the issuance of shares of capital stock of the Company or options to purchase such shares pursuant to any employee compensation or benefit plan approved by the Board of Directors or pursuant to the terms of securities outstanding on the Closing Date, as set forth in Schedule 2.1 hereto.

If the Company enters into governance arrangements with respect to Automedics Development, Inc. ("Automedics") which are acceptable to the Investor Directors, then Automedics will not constitute a Subsidiary for purposes of this Section 4.4.

          SECTION 4.5. Certificate of Incorporation and By-Laws. The Company shall take or cause to be taken all lawful action necessary to ensure at all times that the Company's Certificate of Incorporation and By-Laws are not, at any time, inconsistent with the provisions of this Agreement. In furtherance of the foregoing, at the special stockholders meeting called to approve the Stock Exchange Agreement and the transactions set forth therein, the Company agrees to submit to its stockholders, certain amendments to the Company's Certificate of Incorporation and By-Laws substantially in the form of Exhibits B and C hereto.

          SECTION 4.6. Funding Plan. The Funding Plan sets forth the funding plan for the Company for the 3-year period beginning on the date hereof. The Funding Plan shall be a rolling funding plan and shall be reviewed at least once a year by the Board of Directors so as to ensure a rolling three-year business plan. The Funding Plan may be modified only with the approval of the Board of Directors.

          SECTION 4.7. Issuance of Equity Securities During Standstill Period. No issuance of Equity Securities shall take place during the Standstill Period except (i) in accordance with the Funding Plan or (ii) with the approval of the Investor Directors pursuant to Section 4.4(d).

          SECTION 4.8. Management of the Subsidiaries. (a) (i) Rakepoll shall initially have the right to designate a majority of the directors and the senior managers of each of SICOR S.p.A., Sintesis Lerma S.A. de C.V. and

Lermery S.A. de C.V. and (ii) the Management Directors shall be entitled to designate the balance of the directors and senior managers of each such company, each of whom shall serve at the pleasure of the Board of Directors of the Company. The Investor Directors shall have the right to nominate for the consideration of the Board of Directors replacements for all the directors and senior managers designated by Rakepoll in accordance with the previous sentence. The composition at the Closing Date of the board of directors and senior management of each such company is set forth in Part 1 of Exhibit D hereto.

     (b) With respect to Gensia Laboratories, Inc., Rakepoll shall have the right to designate one director. The composition at the Closing Date of the board of directors of Gensia Laboratories, Inc. is set forth in Part 2 of Exhibit D hereto.

          SECTION 4.9. Failure to Comply with this Article IV. In addition to any other remedy at law or in equity which Rakepoll may have, in the event that any action is taken or omitted to be taken in violation of this Article IV which results in the failure to nominate or solicit proxies for the election of the Investor Directors or the failure to elect Investor Directors, in each case as set forth herein, the taking of any action specified in Section 4.4(a), or
Section 4.4(b) without the required approvals specified therein, or the failure to comply with Sections 4.1(d) and 4.1(e) hereof, the provisions of Section 4.2(b) and Articles III and V hereof shall as of the date of such occurrence or omission be of no further force or effect.


                                   ARTICLE V

                           TRANSFER OF COMMON STOCK

          SECTION 5.1. Transfer of Common Stock. (a) During the Lock-Up Period, Rakepoll will not, and will not permit any Rakepoll Affiliate, directly or indirectly, to sell, transfer or otherwise dispose of any shares of Common Stock.

          (b) During the Lock-Up Period, Rakepoll shall not sell, transfer or otherwise dispose of any of the capital stock of any Subsidiary of Rakepoll that owns shares of Common Stock, except to an Affiliate of Rakepoll; provided that such Affiliate agrees in writing to be bound by the terms and conditions of this Agreement.

          (c) The prohibitions in Sections 5.1(a) and 5.1(b) shall not apply following the commencement by any third party of a bona fide tender or exchange offer to purchase in excess of 20% of the outstanding shares of Common Stock that the Board of Directors either recommends acceptance of, expresses no opinion and remains neutral towards, or is unable to take a position with respect to.

          (d) Rakepoll and its Affiliates may not sell, transfer or otherwise convey to any single third party or single group acting in concert all of Rakepoll's Initial Interest without obtaining the approval of at least a majority of the Independent Directors of such sale to such single third party or group, such approval not to be unreasonably withheld and such determination of the Independent Directors to be given to Rakepoll within 10 days of notification to the Board of Directors by Rakepoll of such contemplated sale.

          (e) Proposed transfers of shares of Common Stock that are not in compliance with this Article V shall be of no force or effect and the Company shall not be required to register on its stock records any such transfer.


                                  ARTICLE VI

                              REGISTRATION RIGHTS


          SECTION 6.1. Request for Registration. (a) At any time and from time to time on and after the first anniversary of the Closing Date, the Holders of Common Stock that are subject to this Agreement (the "Initiating Holders") may request in a written notice that the Company file a registration statement under the Securities Act (or a similar document pursuant to any other statute then in effect corresponding to the Securities Act) covering the registration of Registrable Securities held by such Initiating Holders (constituting in the aggregate at least 5% of the aggregate Common Stock outstanding immediately upon consummation of the transaction contemplated by the Stock Exchange Agreement); such notice shall specify whether the Initiating Holders require the Registrable Securities to be distributed by means of an underwriting. Following receipt of any notice under this Section 6.1, the Company shall (x) within ten days notify all other Holders of such request in writing and (y) thereupon as expeditiously as possible, use its best efforts to cause to be registered under the Securities Act all Registrable Securities that the Initiating Holders and such other Holders have, within ten days after the Company has given such notice, requested be registered in accordance with the manner of disposition specified in such notice by the Initiating Holders; provided, that the Company shall not be obligated to file a registration statement relating to any registration request under this Section 6.1, (i) if two registration statements relating to registration requests under this Section 6.1 have previously been filed and declared effective by the SEC in the calendar year in which such registration request is made or, (ii) if five registration statements relating to registration requests under this Section 6.1 have previously been filed and declared effective by the SEC.

          (b) If the Initiating Holders intend to have the Registrable Securities distributed by means of an underwritten offering, the Company shall include such information in the written notice referred to in clause (x) of
Section 6.1(a) above. In such event, the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwritten offering and the inclusion of such Holder's Registrable Securities in the underwritten offering (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided below. All Holders proposing to distribute Registrable Securities through such underwritten offering shall enter (together with the Company, as provided in Subsection 6.4(j)) into an underwriting agreement in customary form with the underwriter or underwriters. No Holder shall be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such Holder, the Registrable Securities of such Holder and such Holder's intended method of distribution and any other representations required by law or reasonably required by the underwriter. If any Holder of Registrable Securities disapproves of the terms of the underwriting, such Holder may elect to withdraw all its Registrable Securities by written notice to the Company, the managing underwriter and the Initiating Holders. The securities so withdrawn also shall be withdrawn from registration.

          (c) A registration requested pursuant to this section 6.1 shall not be deemed to have been effected pursuant this Section 6.1 for purposes of Section
6.6 unless (i) it has been declared effective by the SEC, (ii) it has remained effective for the period set forth in Section 6.4(a), and (iii) the offering of Registrable Securities pursuant to such registration is not subject to any stop order, injunction or other order or requirement of the SEC (other than any such stop order, injunction, or other requirement of the SEC prompted by any act or omission of Holders of Registrable Securities).

          (d) Selection of Underwriters. If a requested registration pursuant to this Section 6.1 involves an underwritten offering, the Company shall have the right to select the investment banker or bankers and managers to administer the offering; provided, however, that such investment banker or bankers and managers shall be reasonably satisfactory to Holders of a majority of the Registrable Securities which the Company has been requested to register.

          (e) Subject to the following sentence, if a requested registration pursuant to this Section 6.1 involves an underwritten offering and the managing underwriter advises the Company in writing that, in its opinion, the number of securities requested to be included in such registration (including securities of the Company which are not Registrable Securities) exceeds the number that can be sold in such offering at a price reasonably related to the then current market value of such securities, the Company will include in such registration only the Registrable Securities requested to be included in such registration. In the event that the number of Registrable Securities requested to be included in such registration exceeds the number which, in the opinion of such managing underwriter, may be sold at a price reasonably related to the then current market value of such securities, the number of such Registrable Securities to be included in such registration shall be allocated pro rata among all requesting Holders on the basis of the relative number of shares of Registrable Securities then held by each such Holder (provided that any shares hereby allocated to any such Holder that exceed such Holder's request shall be reallocated among the remaining requesting Holders in like manner). In the event that the number of Registrable Securities requested to be included in such registration is less than the number which, in the opinion of the managing underwriter, may be sold at a price reasonably related to the then current market value of such securities, the Company may include in such registration the securities the Company proposes to sell up to the number of securities that, in the opinion of the managing underwriter, may be sold at a price reasonably related to the then current market value of such securities. The Company will not include in any requested registration pursuant to this Section 6.1 any securities which are not Registrable Securities (other than securities of the Company) without the prior written consent of the Holders of at least a majority of the Registrable Securities included in such registration.

          (f) If the Board of Directors of the Company, in its good faith judgment, determines that any registration of Registrable Securities should not be made or continued due to a valid need not to disclose confidential information or because it would materially interfere with any material financing, acquisition, corporate reorganization or merger or other transaction involving the Company (collectively, a "Valid Business Reason"), the Company may postpone filing a registration statement relating to a request for registration under this Section 6.1 for a period of up to 90 days from the date of the Delay Notice (as defined herein). If any such registration statement has been filed, the Company may, with respect to a registration effected pursuant to this
Section 6.1 or Section 6.3, postpone amending or supplementing such registration statement for a period of up to 90 days from the date of the Delay Notice. If the Company decides to postpone filing a registration statement or an amendment or supplement thereto, then the Company shall give prompt written notice (a "Delay Notice") to any holder of Registrable Securities included or to be included in any such registration statement of its determination to postpone a registration statement. To be valid, a Delay Notice shall include in reasonable detail the nature of the Valid Business Reasons occasioning such postponement. In addition, if prior to the end of the 90-day delay period the Valid Business Reason should cease to exist, then the Company shall give prompt written notice to those parties to whom a Delay Notice was delivered stating that the Valid Business Reason for such postponement no longer exists. Notwithstanding the foregoing, and without regard to whether the Valid Business Reason continues or not, at the end of the 90-day period from the delivery of a Delay Notice, the Company shall cause such registration statement, amendment or supplement, to be filed with the SEC. Notwithstanding the foregoing the Company shall be entitled to serve only one Delay Notice within any 12 month period.

          SECTION 6.2. Incidental Registration. Subject to Section 6.7, if at any time after the first anniversary of the Closing Date the Company proposes to file a registration statement under the Securities Act (other than a registration statement on a Form S-4 or S-8 or any successor or similar forms) on any form that would permit the registration of the Registrable Securities, whether or not such filing is to be on its behalf, each such time the Company shall give to each Holder prompt written notice of such determination setting forth the date on which the Company proposes to file such registration statement, which date shall be no earlier than twenty-one days from the date of such notice, and advising each Holder of its right under this Section 6.2 to have Registrable Securities included in such registration. Upon the written request of any Holder received by the Company no later than thirty days after the date of the Company's notice (which request shall specify the Registrable Securities intended to be included in such registration by such Holder), the Company shall use its best efforts to cause to be registered under the Securities Act all of the Registrable Securities that each such Holder has so requested to be registered; provided that if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to proceed with the proposed registration of the securities to be sold by it, the Company may, at its election, give written notice of such determination to each Holder of Registrable Securities and, thereupon, shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay the Registration Expenses in connection therewith), without prejudice, however, to the rights of any Holder to request such registration to be effected as a registration under Section 6.1. If a proposed registration pursuant to this Section 6.2 involves an underwritten public offering, any Holders making a request under this Section 6.2 in connection with such registration may elect in writing, prior to the effective date of the registration statement filed in connection with such registration, to withdraw such request and not to have such securities registered in connection with such registration. If, in the written opinion of the managing underwriter (or, in the case of a non-underwritten offering, in the written opinion of the Company), the total amount of such securities to be so registered, including such Registrable Securities, will exceed the maximum amount of the Company's securities that can be marketed at a price reasonably related to the then current market value of such securities, then the Company shall include in such registration (i) first, all the securities the Company proposes to sell for its own account or is required to register on behalf of any third party exercising rights similar to those granted in Section 6.1(a) and without having the adverse effect referred to above, and (ii) second, to the extent that the number of securities which the Company proposes to sell for its own account pursuant to this Section 6.2, or is required to register on behalf of any third party exercising rights similar to those granted in Section 6.1(a), is less than the number of equity securities which the Company has been advised can be sold in such offering without having the adverse effect referred to above, all Registrable Securities requested to be included in such registration by the Holders pursuant to this Section 6.2 and all shares of Common Stock requested to be included by third parties exercising the rights similar to those granted in this Section 6.2; provided that if the number of Registrable Securities and other shares of Common Stock requested to be included in such registration by the Holders pursuant to this Section 6.2 and third parties exercising rights similar to those granted in this Section 6.2, together with the number of securities to be included in such registration pursuant to clause (i) of this Section 6.2, exceeds the number which the Company has been advised can be sold in such offering without having the adverse effect referred to above, the number of such Registerable Securities requested to be included in such registration by the Holders pursuant to this Section 6.2 shall be limited to such extent and shall be allocated pro rata among all such requesting Holders and third parties exercising rights similar to those granted in this Section 6.2 on the basis of the relative number of Registrable Securities each such Holder has requested to be included in such registration and the number of shares of Common Stock requested to be included in such registration by such third parties.

          SECTION 6.3. Registration on Form S-3. If at any time after the first anniversary of the Closing Date (a) any Holder requests in writing that the Company file a registration statement on Form S-3 or any successor thereto for a public offering of all or any portion of the Registrable Securities held by such requesting Holder and (b) the Company is a registrant entitled to use Form S-3 or any successor thereto, then the Company shall use its best efforts to register under the Securities Act on Form S-3 or any successor thereto, for public sale in accordance with the method of disposition specified in such request, including, without limitation, pursuant to Rule 415 under the Securities Act, the Registrable Securities specified in such request. Whenever the Company is required by this Section 6.3 to use its best efforts to effect the registration of Registrable Securities, each of the limitations, procedures and requirements of Section 6.1(b), (e) and (f) (including but not limited to the requirement that the Company notify all Holders from whom a request has not been received and provide them with the opportunity to participate in the offering) shall apply to such registration. Notwithstanding the foregoing, the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 6.3: (i) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public (net of any underwriters' discounts or commissions) of less than $10,000,000; (ii) if the Company has, within the twelve-month period preceding the date of such request, already effected two registration on Form S-3 on behalf of the Holders; (iii) in any jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration qualification or compliance;

          SECTION 6.4. Obligations of the Company. Whenever required under
Section 6.1 or Section 6.3 to use its best efforts to effect the registration of any Registrable Securities, the Company shall, as expeditiously as possible:


          (a) prepare and, in any event with 45 days after, (i) the end of the period specified in section 6.2 or, (ii) receipt by the Company of a request under Section 6.1 or 6.3, as the case may be, file with the SEC a registration statement with respect to such Registrable Securities on any form for which the Company then qualifies or which counsel for the Company shall deem appropriate, and which form shall be available for the sale of the Registrable Securities in accordance with the intended methods of distribution thereof, and use its best efforts to cause such registration statement to become and remain effective for the period of the distribution contemplated thereby determined as provided in subsection 6.4(b) below; provided, however, that the Company may discontinue any registration of its securities which is being effected pursuant to Section 6.2 at any time prior to the effective date of the registration statement relating thereto;

          (b) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of 180 days or such lesser period of time as the Company or any Holder may be required under the Securities Act to deliver a prospectus in connection with any sale of Registrable Securities, and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement, and furnish to each Holder of such Registrable Securities and one counsel acting on behalf of the Holders, such number of copies of any such amendments and supplements in conformity with the requirements of the Securities Act prior to their being used or filed with the SEC, which documents will be subject to the review of such counsel;

          (c) furnish to each Holder and the managing underwriter, if any, such number of copies of the registration statement and the prospectus included therein (including each preliminary prospectus and any amendments or supplements thereto) in conformity with the requirements of the Securities Act and such other documents and information as they may reasonably request and make available for inspection by the parties referred to in Section 6.4(d) below such financial and other information and books and records of the Company, and cause the officers, directors, employees, counsel and independent certified public accountants of the Company to respond to such inquiries, as shall be reasonably necessary, in the judgment of the respective counsel referred to in such Section, to conduct a reasonable investigation within the meaning of Section 11 of the Securities Act;

          (d) provide (i) the Holders of the Registrable Securities to be included in such registration statement, (ii) the underwriters (which term, for purposes of this Agreement, shall include a person deemed to be an underwriter within the meaning of Section 2(11) of the Securities Act), if any, thereof, (iii) the sales or placement agent, if any, therefor, (iv) counsel for such underwriters or agent, and (v) not more than one counsel for all the Holders of such Registrable Securities the opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the SEC, and each amendment or supplement thereto;

          (e) use its best efforts to register or qualify the Registrable Securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as each Holder shall reasonably request to keep such registration or qualification in effect for so long as such registration statement remains in effect, and do any and all other acts and things which may be reasonably necessary or advisable to enable such Holder to consummate the disposition in such jurisdictions of the Registrable Securities owned by such Holder; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business in or to file a general consent to service of process in any jurisdiction wherein it would not, but for the requirements of this paragraph (e), be obligated to do so; and provided further that the Company shall not be required to qualify such Registrable Securities in any jurisdiction in which the securities regulatory authority requires that any Holder submit its Registrable Securities to the terms, provisions and restrictions of any escrow, lockup or similar agreement(s) for consent to sell Registrable Securities in such jurisdiction unless such Holder agrees to do so;

          (f) promptly notify counsel for each of the selling Holders of Registrable Securities, the sales or placement agent, if any, therefor and the managing underwriter or underwriters, if any, thereof and confirm such advice in writing, (i) when such registration statement or the prospectus included therein or any prospectus amendment or supplement or post-effective amendment has been filed, and, with respect to such registration statement or any post-effective amendment, when the same has become effective, (ii) of any comments by the SEC or by any Blue Sky or securities commissioner or regulator of any state with respect thereto or any request by the SEC for amendments or supplements to such registration statement or prospectus or for additional information, (iii) of the issuance by the SEC of any stop order suspending the effectiveness of such registration statement or the initiation or threatening of any proceedings for that purpose, (iv) if at any time the representations and warranties of the Company contained in any underwriting agreement or other customary agreement cease to be true and correct in all material respects or (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

          (g) use its best efforts to obtain the withdrawal of any order suspending the effectiveness of such registration statement or any post-effective amendment thereto, or the lifting of any suspension of the qualification of any of the registered Common Stock for sale in any jurisdiction at the earliest possible date;

          (h) promptly notify each Holder for whom such Registrable Securities are covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make, in light of the circumstances under which they were made, the statements therein not misleading, and at the request of any such Holder promptly prepare and furnish to such Holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make, in light of the circumstances under which they were made, the statements therein not misleading;

          (i) furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to Section 6.1 or Section 6.3, if the method of distribution is by means of an underwriting, on the date that the Registrable Securities are delivered to the underwriters for sale pursuant to such registration, or if such Registrable Securities are not being sold through underwriters, on the date that the registration statement with respect to such Registrable Securities becomes effective, (1) a signed opinion, dated such date, of the independent legal counsel representing the Company for the purpose of such registration, addressed to the underwriters, if any, and if such Registrable Securities are not being sold through underwriters, then to the Holders making such request, as to such matters as such underwriters or the Holders holding a majority of the Registrable Securities included in such registration, as the case may be, may reasonably request and as would be customary in such a transaction; and
     (2) letters dated such date and the date the offering is priced from the independent certified public accountants of the Company, addressed to the underwriters, if any, and if such Registrable Securities are not being sold through underwriters, then to the Holders making such request and, if such accountants refuse to deliver such letters to such Holders, then to the Company (i) stating that they are independent certified public accountants within the meaning of the Securities Act and that, in the opinion of such accountants, the financial statements and other financial data of the Company included in the registration statement or the prospectus, or any amendment or supplement thereto, comply as to form in all material respects with the applicable accounting requirements of the Securities Act and (ii) covering such other financial matters (including information as to the period ending not more than five business days prior to the date of such letters) with respect to the registration in respect of which such letter is being given as such underwriters or the Holders holding a majority of the Registrable Securities included in such registration, as the case may be, may reasonably request and as would be customary in such a transaction;

          (j) enter into customary agreements (including if the method of distribution is by means of an underwriting, an underwriting agreement in customary form, including, without limitation, customary indemnification provisions consistent with Section 6.11) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of the Registrable Securities to be so included in the registration statement;

          (k) use its best efforts to obtain the consent or approval of each governmental agency or authority, whether federal, state or local, which may be required to effect registration or the offering or sale in connection therewith or to enable the selling Holder or Holders to offer, or to consummate the disposition of, their Registrable Securities;

          (l) cooperate with the Holders of the Registrable Securities and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold, which certificates shall be printed, lithographed or engraved, or produced by any combination of such methods, steel engraved borders, if required, and which shall not bear any restrictive legends; and, in the case of an underwritten offering, enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriters may request at least two business days prior to any sale of the Registrable Securities;

          (m) otherwise comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable (but not later than eighteen months) after the effective date of the registration statement, an earnings statement covering the period of at least twelve months beginning with the first full month after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act;

          (n) use its best efforts to cause all such Registrable Securities to be listed on any securities exchange on which the Common Stock is then listed, if such Registrable Securities are not already so listed and if such listing is then permitted under the rules of such exchange, and to provide a transfer agent and registrar for such Registrable Securities covered by such registration statement no later than the effective date of such registration statement;

          (o) make available for inspection by one counsel on behalf of all the Holders of the Registrable Securities covered by such registration statement, by any underwriter participating in any disposition to be effected pursuant to such registration statement and by any attorney, accountant or other agent retained by such Holders or any such underwriter, all pertinent financial and other records, pertinent corporate documents and properties of the Company, and cause all of the Company's officers, directors and employees to supply all information reasonably requested by any such counsel, underwriter, attorney, accountant or agent in connection with such registration statement; and

          (p) use its best efforts to make available the executive officers of the Company to participate with the Holders of Registrable Securities and any underwriters in any "road shows" or other selling efforts that may be reasonably requested by the Holders in connection with the methods of distribution for the Registrable Securities.

For purposes of Sections 6.4(a) and 6.4(b), and with respect to (i) registration required pursuant to Section 6.1, (A) the period of distribution of Registrable Securities in a firm commitment underwritten public offering shall be deemed to extend until each underwriter has completed the distribution of all securities purchased by it and (B) the period of distribution of Registrable Securities in any other registration shall be deemed to extend until the earlier of the sale of all Registrable Securities covered thereby and 180 days after the effective date thereof and (ii) registrations required pursuant to Section 6.3, the period of distribution of Registrable Securities in any registration (firm commitment underwritten or otherwise) shall be deemed to extend until the earlier of the sale of all Registrable Securities covered thereby and two years after the effective date thereof.

          Each Holder of Registrable Securities agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in
Section 6.4(h), such Holder will forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such Holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 6.4(h), and, if so directed by the Company, such Holder will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Holder's possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice; provided, however, that any period of time during which a Holder must discontinue disposition of Registrable Securities shall not be included in the determination of a period of distribution for purposes of Sections 6.4(a) and 6.4(b).

          SECTION 6.5. Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Agreement that the Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them, and the intended method of disposition of such securities as the Company may from time to time reasonably request in writing and as shall be required in connection with the action to be taken by the Company.

          SECTION 6.6. Expenses of Registration. All Registration Expenses in connection with (i) each registration or attempted registration pursuant to
Section 6.2, (ii) the first five registrations effected pursuant to Section 6.1 or 6.3 and (iii) any attempted registration (or partial registration deemed not to have been effected pursuant to Section 6.1 or 6.3 by operation of Sections 6.1(c) or (e)) occurring prior to the fifth registration effected pursuant to
Section 6.1 or 6.3 of this Agreement, excluding underwriters' discounts and commissions, shall be paid by the Company; provided, however, that the Company shall not be required to pay for any Registration Expenses of any registration proceeding begun pursuant to Section 6.1 or 6.3 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all participating Holders shall bear such expenses), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to one demand registration pursuant to
Section 6.1; provided further, however, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business or prospects of the Company not actually known by the Holders at the time of their request for registration, then the Holders shall not be required to pay any of such expenses and shall retain in full their rights pursuant to Sections
6.1 and 6.3. The foregoing provisions with respect to expenses shall in no way limit the rights of the Holders to request registration pursuant to Sections 6.1 and 6.3 or the number of registrations which may be requested thereunder.

          SECTION 6.7. Underwriting Requirements. In connection with any underwritten offering, the Company shall not be required under Section 6.2 to include Registrable Securities in such underwritten offering unless the Holders of such Registrable Securities accept the terms of the underwriting of such offering that have been reasonably agreed upon between the Company and the underwriters selected by the Company; provided, that the Company shall not agree to lock-up periods in excess of 120 days in connection with any such offerings.

          SECTION 6.8. Rule 144 and Rule 144A Information. With a view to making available the benefits of certain rules and regulations of the SEC which may at any time permit the sale of the Registrable Securities to the public without registration, at all times, the Company agrees to:

               (i) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act;

              (ii) use its best efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

             (iii) furnish to each Holder of Registrable Securities forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of such Rule 144 and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed by the Company as such Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing such Holder to sell any Registrable Securities without registration.

          SECTION 6.9. Delay of Registration. No Holder, other than Rakepoll, shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Article VI.

          SECTION 6.10. Indemnification. In the event any Registrable Securities are included in a registration statement under this Agreement:

          (a) The Company shall indemnify and hold harmless each Holder, such Holder's directors and officers, and each person, if any, who controls such Holder or participating person within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) to which they may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or proceedings in respect thereof) arise out of or are based on any untrue or alleged untrue statement of a material fact contained in such registration statement, preliminary prospectus, final prospectus or amendments or supplements thereto or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the indemnity agreement contained in this Section 6.10(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld); provided further that the Company shall not be liable to any Holder, such Holder's directors and officers or controlling person in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in connection with such registration statement, preliminary prospectus, final prospectus or amendments or supplements thereto, in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, such Holder's directors and officers or controlling person; provided, further, that as to any preliminary prospectus or any final prospectus this indemnity agreement shall not inure to the benefit of any Holder, such Holder's directors and officers or controlling persons on account of any losses, claims, damages or liability arising from the sale of Common Stock to any person by such Holder if such Holder or its representatives failed to send or give a copy of the final prospectus or a prospectus supplement, as the case may be (excluding documents incorporated by reference therein), as the same may be amended or supplemented, to that person within the time required by the Securities Act, and the untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact in such preliminary prospectus or final prospectus was corrected in the final prospectus or such prospectus supplement, as the case may be (excluding documents incorporated by reference therein), unless such failure resulted from non-compliance by the Company with Section 6.4(c). Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of any such Holder, such Holder's directors and officers, participating person or controlling person, and shall survive the transfer of such securities by such Holder.

          (b) Each Holder requesting or joining in a registration severally and not jointly shall indemnify and hold harmless the Company, each of its directors and officers and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to the Holders but only with reference to written information relating to such Holder furnished to the Company expressly for use in connection with such registration; provided, however, that the indemnity agreement contained in this Section 6.10(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld); and provided further that the liability of each Holder hereunder shall be limited to the proportion of any such loss, claim, damage, liability or expense that is equal to the proportion that the net proceeds from the sale of the shares sold by such Holder under such registration statement bears to the total net proceeds from the sale of all securities sold thereunder, but not in any event to exceed the net proceeds received by such Holder from the sale of Registrable Securities covered by such registration statement.

          (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly notified, to assume the defense thereof with counsel mutually satisfactory to the parties. The indemnifying party shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Holders, in the case of parties indemnified pursuant to the second preceding paragraph, and by the Company, in the case of parties indemnified pursuant to the first preceding paragraph. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than thirty days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding. The failure to deliver written notice to the indemnifying party promptly following of the commencement of any such action shall not relieve the indemnifying party of its obligations under this Section 6.10, except to the extent that the failure so to deliver the notice is prejudicial to the indemnifying party's ability to defend such action.

          (d) If the indemnification provided for in Section 6.10(a) and/or (b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified party in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages or liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

          The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 6.10(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 6.10, no Holder shall be required to contribute any amount in excess of the amount of net proceeds received by such Holder from the sale of Registrable Securities covered by such registration statement. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities
     Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this
     Section 6.10 are not exclusive and shall not limit any right or remedies that may otherwise be available to any indemnified party at law or in equity.

          SECTION 6.11. Lock-up in connection with a Registration of Securities. Each Holder shall, in connection with any registration of the Company's securities, upon the request of the Company or the underwriters managing any underwritten offering of such securities, agree in writing not to effect any sale, disposition or distribution of any Registrable Securities (other than that included in the registration) without the prior written consent of the managing underwriter for such reasonable and customary period of time (not to exceed 120 days) from the effective date of such registration as the Company or the underwriters may specify; provided, however, that all executive officers and directors of the Company (other than executive officers and directors owning an aggregate of less than 1% of the outstanding Common Stock as of the effective date of such registration statement) shall also have agreed not to effect any sale, disposition or distribution of any Registrable Securities under the circumstances and pursuant to the terms set forth in this Section 6.11.

          In order to enforce the foregoing covenant in this Section 6.11, the Company may impose stop-transfer instructions with respect to the Registrable Securities of each Holder (and the shares or securities of every other person subject to the foregoing restriction), which stop-transfer instructions shall only be effective until the end of such reasonable and customary period.
          SECTION 6.12. Transfer of Registration Rights. The registration rights of any Holder under this Agreement with respect to the Registrable Securities may be transferred to any transferee of such Registrable Securities who acquires any Registrable Securities of any Holder; provided that such registration rights may not be transferred to a holder of less than 2.5% of the outstanding Common Stock unless such transferee is a Rakepoll Affiliate (or a partner of a Rakepoll Affiliate); provided, further, that (i) the transferring Holder shall give the Company written notice at or prior to the time of such transfer stating the name and address of the transferee and identifying the securities with respect to which the rights under this Agreement are being transferred, (ii) such transferee shall agree in writing, in form and substance reasonably satisfactory to the Company, to be bound as a Holder by the provisions of this Article VI, and (iii) immediately following such transfer the further disposition of such securities by such transferee is restricted under the Securities Act.

          SECTION 6.13. Selection of Counsel. In connection with any registration of Registrable Securities pursuant to Sections 6.1, 6.2 and 6.3 hereof, the Holders of a majority of the Registrable Securities covered by any such registration may select one counsel to represent all Holders of Registrable Securities covered by such registration; provided, however, that in the event that the counsel selected as provided above is also acting as counsel to the Company in connection with such registration, the remaining Holders shall be entitled to select one additional counsel to represent all such remaining Holders.


                                  ARTICLE VII

                        REPRESENTATIONS AND WARRANTIES

          SECTION 7.1. Representations of the Company. As of the date hereof and as of the Closing Date the Company represents and warrants as follows:

          (a) Authority Relative to This Agreement. The Company has all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby (the "Transactions"). The execution and delivery of this Agreement by the Company and the consummation by the Company of the Transactions have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the Transactions. This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Rakepoll, constitutes legal, valid and binding obligations of the Company.

          (b) No Conflict. The execution and delivery by the Company of this Agreement do not, and the performance of this Agreement by the Company will not, (i) conflict with or violate the Certificate of Incorporation or By-Laws of the Company or any of its Subsidiaries, (ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected, or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of the Company or any of its Subsidiaries pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any property or asset of the Company or any of its Subsidiaries is bound or affected, except for any such breaches, defaults or other occurrences which would not, individually or in the aggregate, have a material adverse effect on the results of operations, financial condition or business of the Company and its Subsidiaries, taken as a whole.

          (c) Required Filings and Consents. The execution and delivery by the Company of this Agreement do not, and the performance of this Agreement by the Company will not, require any consent, approval, authorization or permit of, or filing by the Company with or notification to, any governmental or regulatory authority, domestic or foreign, except (i) for applicable requirements, if any, of the Securities Act, the Exchange Act, state blue sky and takeover laws, (ii) the HSR Act, (iii) Exon-Florio, and
     (iv) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay the Company from performing its obligations under this Agreement and would not, individually or in the aggregate, have a material adverse effect on the results of operations, financial condition or business of the Company and its Subsidiaries, taken as a whole.

          SECTION 7.2. Representations of Rakepoll. As of the date hereof and as of the Closing Date Rakepoll represents and warrants as follows:

          (a) Authority Relative to This Agreement. Rakepoll has all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Transactions. The execution and delivery of this Agreement by Rakepoll and the consummation by Rakepoll of the Transactions have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of Rakepoll are necessary to authorize this Agreement or to consummate the Transactions. This Agreement has been duly and validly executed and delivered by Rakepoll and, assuming the due authorization, execution and delivery by the Company constitutes legal, valid and binding obligations of Rakepoll.

          (b) No Conflict. The execution and delivery by Rakepoll of this Agreement do not, and the performance of this Agreement by Rakepoll will not, (i) conflict with or violate the Certificate of Incorporation or By-Laws of Rakepoll or any of its Subsidiaries, (ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Rakepoll or any of its Subsidiaries or by which any property or asset of Rakepoll or any of its Subsidiaries is bound or affected, or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of Rakepoll or any of its Subsidiaries pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Rakepoll or any of its Subsidiaries is a party or by which Rakepoll or any of its Subsidiaries or any property or asset of Rakepoll or any of its Subsidiaries is bound or affected, except for any such breaches, defaults or other occurrences which would not, individually or in the aggregate, have a material adverse effect on the results of operations, financial condition or business of Rakepoll, taken as a whole.

          (c) Required Filings and Consents. The execution and delivery by Rakepoll of this Agreement do not, and the performance of this Agreement by Rakepoll will not, require any consent, approval, authorization or permit of, or filing by Rakepoll with or notification to, any governmental or regulatory authority, domestic or foreign, except for (i) applicable requirements, if any, of the Securities Act, the Exchange Act, state blue sky and takeover laws, (ii) the HSR Act, (iii) Exon- Florio, and (iv) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay Rakepoll from performing its obligations under this Agreement and would not, individually or in the aggregate, have a material adverse effect on the results of operations, financial condition or business of Rakepoll, taken as a whole.


                                 ARTICLE VIII

                                 MISCELLANEOUS

          SECTION 8.1. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly received if so given) by hand delivery, by mail (registered or certified mail, postage prepaid, return receipt requested) or by any courier service, such as Federal Express, providing proof of delivery. All communications hereunder shall be delivered to the respective parties at the following addresses, or to such other address as any party hereto may hereafter notify to the other parties hereto:

          if to Rakepoll, to:

               Rakepoll Finance N.V.
               14 JB Gorsiraweg
               Curacao, Netherlands Antilles
               Attention:  Carlo Salvi

          with a copy to:

               Carlo Salvi
               Via San Salvatore, 7
               Ch 6902 Lugano
               Switzerland
          with a copy to:

               Simpson Thacher & Bartlett
               21st Floor
               99 Bishopsgate
               London, EC2M 3YH
               Attention:  Alan M. Klein

          if to the Company, to:

               Gensia, Inc.
               9360 Town Centre Drive
               San Diego, California  92121
               Attention:

          with a copy to:

               Pillsbury Madison & Sutro LLP
               235 Montgomery Street,
               San Francisco, CA 94104
               Attention: Thomas E. Sparks, Jr.


          If to a Transferee of Registrable Securities:

               At the address set forth in the notice required to be delivered pursuant to Section 6.11 hereof.


          SECTION 8.2. Amendments; No Waivers. (a) Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by Rakepoll and the Company, or in the case of a waiver, by the party against whom the waiver is to be effective; provided that following the Closing Date no such amendment or waiver by the Company shall be effective without the approval of a majority of the Independent Directors.

          (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

          SECTION 8.3. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the Transactions be consummated as originally contemplated to the fullest extent possible.

          SECTION 8.4. Entire Agreement; Assignment. This Agreement and the Stock Exchange Agreement and the agreements contemplated hereby and thereby constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede, except as set forth in the Stock Exchange Agreement, all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof. This Agreement shall not be assigned by operation of law or otherwise, except that Rakepoll, other than with respect to Article IV hereof, may assign all or any of its rights and obligations hereunder to any of its Affiliates in connection with a transfer of Common Stock; provided that (a) no such assignment shall relieve Rakepoll of its obligations hereunder and (b) Rakepoll may assign its rights to the extent and as provided in Section 6.12.

          SECTION 8.5. Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

          SECTION 8.6. Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

          SECTION 8.7. Governing Law; Consent to Jurisdiction. (a) This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts executed in and to be performed in the State of New York. All actions and proceedings arising out of or relating to this Agreement shall be heard and determined in any New York state or federal court thereof.

          (b) The parties hereto unconditionally and irrevocably agree and consent to the exclusive jurisdiction of, and service of process and value in, the United States District Court for the Southern District of New York and the courts of the State of New York located in the City of New York, and waive any objection with respect thereto, for the purpose of any action, suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby and further agree not to commence any such action, suit or proceeding except in any such court. Each party irrevocably waives any objections or immunities to jurisdiction to which it may otherwise be entitled or become entitled (including immunity to pre-judgment attachment, post-judgment attachment and execution) in any legal suit, action or proceeding against it arising out of or relating to this Agreement or the transactions contemplated hereby which is instituted in any such court. Rakepoll hereby appoints CT Corporation System, located at 1633 Broadway, New York, New York 10019, as its authorized agent (the "Rakepoll Authorized Agent") upon whom process may be served in any such action arising out of or relating to this agreement or the transactions contemplated hereby which may be instituted in the United States District Court for the Southern District of New York or the courts of the State of New York located in the City of New York by any other party hereto. Such appointment shall be irrevocable. Rakepoll agrees to take any and all action, that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent and written notice of such service to Olive shall be deemed, in every respect, effective service of process upon Rakepoll.

          SECTION 8.8. Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

          SECTION 8.9. Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

          SECTION 8.10. Effectiveness; Termination. This Agreement shall become effective as of the Closing Date and shall terminate at such time as Rakepoll and its Affiliates no longer own any such shares. Article IV hereof shall terminate and have no further effect at such time as Rakepoll ceases to be entitled to designate any Investor Directors in accordance with Section 4.1.

          SECTION 8.11. Waiver of Jury Trial. Rakepoll and the Company each hereby irrevocably waive all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Agreement or the actions of Rakepoll or the Company in the negotiation, administration, performance and enforcement thereof.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                                            GENSIA, INC.


                                            By: /s/ David F. Hale
                                               -----------------------------
                                                Name:  David F. Hale
                                                Title: Chairman of the Board



                                            RAKEPOLL FINANCE N.V.


                                            By: /s/ Carlo Salvi
                                               -----------------------------
                                                Name:  Carlo Salvi
                                                Title: Chairman of the Board

                  AMENDMENT NO. 1 TO SHAREHOLDER'S AGREEMENT
                  ------------------------------------------

          AMENDMENT NO. 1 (the "Amendment"), dated as of December 20, 1996, to the Shareholder's Agreement, dated as of November 12, 1996 (the "Agreement"), between Gensia, Inc., a corporation organized under the laws of Delaware (the "Company"), and Rakepoll Finance N.V., a corporation organized under the laws of the Netherlands Antilles ("Rakepoll Finance").


                             W I T N E S S E T H :

          WHEREAS, the Company and Rakepoll Finance are parties to the Agreement; and

          WHEREAS, the Company and Rakepoll Finance wish to revise the definition of "competitor" set forth in Section 4.1 of the Agreement; and

          WHEREAS, Section 8.2(a) of the Agreement provides that the Agreement may be amended in a writing signed by the Company and Rakepoll Finance;

          NOW, THEREFORE, the parties hereto hereby agree as follows:

          1. Definitions; References. Capitalized terms used in this Amendment but not defined herein shall have the meanings ascribed to them in the Agreement.

          2. Amendment of Section 4.1. Section 4.1 of the Agreement is hereby amended by deleting in its entirety the last paragraph of Section 4.1 and substituting in lieu thereof the following:

          "For purposes hereof, an entity shall be deemed to be a "competitor" of the Company if such entity (i) is engaged in the production of active ingredients or finished dosage forms either in the oncological field or for parenteral use, not currently produced by the Company or any subsidiary of Rakepoll Holding B.V., or (ii) actually manufactures any product which is substantially similar in use or purpose to any product manufactured by the Company, in development by the Company, or in the funding plan agreed to by the parties hereto (the ("Funding Plan") for development by the Company or (iii) is engaged in a business such that the reasonable inference is that such entity is engaged in substantially the same business as the Company. For purposes of this paragraph, the term "Company" shall refer to the Company as constituted in accordance with the Stock Exchange Agreement and this Agreement."

          3. Full Force and Effect. Except as modified, amended or supplemented above, all rights, terms and conditions of the Agreement shall remain in full force and effect.

          4. Governing Law. This Amendment shall be governed by and construed under the laws of the State of New York (irrespective of its choice of law principles).

          5. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          IN WITNESS WHEREOF, the parties have executed this Amendment to the Agreement as of the date first written above.


                                           GENSIA, INC.


                                           By:  /s/ David F. Hale
                                              -------------------------
                                              Name:  David F. Hale
                                              Title: Chairman of the Board



                                           RAKEPOLL FINANCE N.V.


                                           By:  /s/ Carlo Salvi
                                              -------------------------
                                              Name:  Carlo Salvi
                                              Title: Chairman of the Board

                  AMENDMENT NO. 2 TO SHAREHOLDER'S AGREEMENT
                  ------------------------------------------

          AMENDMENT NO. 2 (the "Amendment"), dated as of February 28, 1997, to the Shareholder's Agreement, dated as of November 12, 1996, as amended by Amendment No. 1 dated as of December 16, 1996 (the "Agreement"), between Gensia, Inc., a corporation organized under the laws of Delaware (the "Company"), and Rakepoll Finance N.V., a corporation organized under the laws of the Netherlands Antilles ("Rakepoll Finance").

                             W I T N E S S E T H :

          WHEREAS, the Company and Rakepoll Finance are parties to the Agreement; and

          WHEREAS, the Company and Rakepoll Finance wish to amend Exhibits A and D to the Agreement; and

          WHEREAS, Section 8.2(a) of the Agreement provides that the Agreement may be amended in a writing signed by the Company and Rakepoll Finance;

          NOW, THEREFORE, the parties hereto hereby agree as follows:

          1. Definitions; References. Capitalized terms used in this Amendment but not defined herein shall have the meanings ascribed to them in the Agreement.

          2. Amendment of Exhibit A. Part 1 of Exhibit A to the Agreement is hereby amended by:

     (a) deleting from Part 2 thereof (Initial Investor Directors) the name Frank Becker, and

     (b) by adding to the end of Part 3 thereof (Initial Independent Directors) the name "Donald Panoz".

          3.  Amendment of Exhibit D.

     (a) Part 1 of Exhibit D to the Agreement is hereby amended by adding to the end of Part 1.A thereof (Sicor S.p.A., Directors) the following name "Carlo Salvi".

     (b) Exhibit D is further hereby amended by adding to the end of Part 1 thereof a new Part 4.A which shall read in its entirety as follows:

          "4.  Rakepoll Holding B.V.

               A.   Directors:

                    Carlo Salvi
                    Michael Cannon
                    David Hale"

          4. Amendment of Section 4.1. Section 4.1 of the Agreement is hereby amended by deleting in its entirety the second sentence of paragraph (b) thereof and substituting in lieu thereof the following sentence:

          "Notwithstanding anything to the contrary contained herein, at the Closing Date, the names of the members of the Board of Directors shall be as set forth in Part 1 of Exhibit A hereto; provided, however, that to preserve the provisions of this Agreement, Rakepoll shall continue to have the right to designate for nomination and approval three Investor Directors as provided for in this Section 4.1; provided, further, that the Company shall cause (i) at any time after the Closing Date, upon the request of Carlo Salvi, the Board of Directors to take all action necessary to promptly appoint to the Board of Directors an Investor Director nominated by Rakepoll, and (ii) a current Independent Director (other than Donald Panoz) to resign from the Board of Directors by a date no later than March 10, 1997.

          5. Full Force and Effect. Except as modified, amended or supplemented above, all rights, terms and conditions of the Agreement shall remain in full force and effect.

          6. Governing Law. This Amendment shall be governed by and construed under the laws of the State of New York (irrespective of its choice of law principles).

          7. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          IN WITNESS WHEREOF, the parties have executed this Amendment to the Agreement as of the date first written above.


                               GENSIA, INC.


                               By: /s/ David F. Hale
                                  ------------------------------------------
                                   Name:  David F. Hale
                                   Title: Chairman of the Board


                               RAKEPOLL FINANCE N.V.


                               By: /s/ Carlo Salvi
                                  ------------------------------------------
                                   Name:  Carlo Salvi
                                   Title: Chairman of the Board